UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016 (April 26, 2016)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of stockholders (Annual Meeting) of EOG Resources, Inc. (EOG) was held on April 26, 2016, in Houston, Texas, for the following purposes: (i) to elect seven directors to hold office until EOG's 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment by the Audit Committee of EOG's Board of Directors (Board) of Deloitte & Touche LLP, independent registered public accounting firm, as EOG's auditors for the year ending December 31, 2016; and (iii) to hold a non-binding advisory vote on the compensation of EOG's named executive officers.

At the close of business on February 26, 2016, the record date for the Annual Meeting, there were 549,886,289 shares of EOG common stock issued, outstanding and entitled to vote at the Annual Meeting. Proxies for the Annual Meeting were solicited by the Board pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended), and there was no solicitation in opposition to the Board's nominees for director.

Each of the seven nominees for director was duly elected by EOG's stockholders, with votes as follows:

Nominee	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes

Janet F. Clark	454,819,225	4,942,258	2,421,917	27,208,947
Charles R. Crisp	442,577,446	16,706,890	2,899,064	27,208,947
James C. Day	456,708,920	3,051,287	2,423,193	27,208,947
H. Leighton Steward	441,028,669	18,741,341	2,413,390	27,208,947
Donald F. Textor	406,133,217	53,154,616	2,895,567	27,208,947
William R. Thomas	445,225,060	15,317,821	1,640,519	27,208,947
Frank G. Wisner	439,319,859	19,871,764	2,991,777	27,208,947

The appointment of Deloitte & Touche LLP, independent registered public accounting firm, as EOG's auditors for the year ending December 31, 2016, was ratified by EOG's stockholders by the following vote: 485,873,149 shares for; 3,109,855 shares against; and 409,343 shares abstaining. Broker non-votes were not applicable to this proposal.

With respect to the non-binding advisory vote on the compensation of EOG's named executive officers as disclosed in EOG's 2016 proxy statement, the compensation of EOG's named executive officers was approved by EOG's stockholders by the following vote:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes

439,530,705	21,181,476	1,471,219	27,208,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: April 29, 2016	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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